UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2020, Apellis Pharmaceuticals, Inc. (“Company”) entered into a commercial supply agreement (the “Supply Agreement”) with Bachem Americas, Inc. (“Bachem”) to supply Company with the drug substance for the finished dosage form of APL-2 (pegcetacoplan). The Supply Agreement is effective as of January 1, 2021.

Under the Supply Agreement, Company has agreed to purchase from Bachem a significant portion of its requirements for the drug substance during the term of the agreement, and to purchase all of its requirements for drug substance for commercial sale, subject to certain exceptions, for a period after the effective date of the agreement.

Unless earlier terminated, the initial term of the Supply Agreement continues for five (5) years (the “Initial Term”). Thereafter, the Supply Agreement will automatically renew for an additional two (2) year term. At least twenty-four (24) months prior to the end of the Initial Term, Bachem will notify Company in writing if it is willing to continue to manufacture and supply the drug substance following the end of the Initial Term. For a period of twelve (12) months after receipt of such notice, Company has the right to negotiate pricing terms that would apply during the renewal term, which upon agreement will be finalized in an amendment to the Supply Agreement. Company may terminate the Supply Agreement in the event any required license, permit or certificate of Bachem related to the manufacturing facility or the drug substance is not approved or issued (or is withdrawn) by the relevant governmental authority. Additionally, each party may terminate the Supply Agreement upon an uncured material breach of the Supply Agreement by the other party or upon the other party’s insolvency or bankruptcy.

The Supply Agreement also includes customary provisions relating to, among others, delivery, inspection procedures, warranties, quality, storage, handling and transport, intellectual property, confidentiality and indemnification. The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: January 4, 2021	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer